Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	Diego Romero
(602) 682-1584	(602) 682-3173
susannahlivingston@sprouts.com	media@sprouts.com

Sprouts Farmers Market, Inc. Reports First Quarter 2021 Results

PHOENIX, Ariz. – (Globe Newswire) – May 6, 2021 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week first quarter ended April 4, 2021.

First Quarter Highlights:

•	Net sales of $1.6 billion; a 4% decrease from the same period in 2020
•	Comparable store sales growth of -9.4% and two-year comparable store sales growth of 2.2%
•	Net income and adjusted net income(1) of $83 million; compared to net income of $92 million and adjusted net income of $93 million from the same period in 2020
•	Diluted and adjusted diluted earnings per share(1) of $0.70; compared to $0.78 diluted earnings per share and adjusted diluted earnings per share of $0.79 from the same period in 2020

“I am pleased with how Sprouts has navigated the current environment as we begin to cycle the onset of the COVID-19 impact from last year,” said Jack Sinclair, chief executive officer of Sprouts Farmers Market. “Sprouts achieved strong financial results in the first quarter, building on our successful strategic improvements from 2020, which enhanced our profitability to support our long-term growth. We continued to move our strategy forward with the opening of our sixth fresh distribution center, providing our customers with even more affordable, local and organic produce, rooted in Sprouts’ unique farmer’s market heritage. As we look forward, I am confident we will continue to enhance our position as a fast-growing health-focused specialty retailer.”

[1]

Adjusted net income and adjusted diluted earnings per share, non-GAAP financial measures, exclude the impact of certain special items. There were no such adjustments for the quarter ended April 4, 2021. See the “Non-GAAP Financial Measures” section of this release for additional information about these items.

First Quarter 2021 Financial Results

Net sales for the first quarter of 2021 were $1.6 billion, a 4% decrease compared to the same period in 2020. Net sales were driven by solid performance in new stores opened, offset by a decrease of 9.4% in comparable store sales due to the impact from the onset of COVID-19 during the first quarter of last year.

Gross profit for the quarter decreased 1.3% to $586 million, resulting in a gross profit margin of 37.2%, an increase of 114 basis points compared to the same period in 2020.This increase is attributed to sustainable strategic changes, including promotional activities and shrink initiatives.

Selling, general and administrative expenses for the quarter increased $3 million to $440 million, or 27.9% of sales, a deleverage of 141 basis points compared to the same period in 2020. This primarily reflects sales deleverage and increased ecommerce fees due to higher omni channel sales as more customer have continued to rely on home delivery and curbside pickup. This was partially offset by lower bonus expense due to COVID-19 in the prior year.

Depreciation and amortization for the quarter decreased 0.7% to $31 million, or 2.0% of sales, an increase of 10 basis points compared to the same period in 2020.

Store closure and other costs, net for the quarter were $2 million compared to a credit of $1 million in the same period of 2020.

Net income for the quarter was $83 million and diluted earnings per share (“EPS”) was $0.70, compared with $92 million and $0.78, respectively, in 2020.  Diluted EPS in 2020 included an estimated $0.22 benefit from the COVID-19 impact.

Unit Growth and Development

As planned, Sprouts did not open any new stores in the first quarter of 2021, ending the quarter with a total of 362 stores in 23 states.

Leverage and Liquidity

Sprouts generated cash from operations of $105 million in the first quarter of 2021 and invested $9 million in capital expenditures net of landlord reimbursement, primarily for new stores. Sprouts ended the quarter with a $250 million balance on its revolving credit facility, $39 million of letters of credit outstanding under the facility, $256 million in cash and cash equivalents, and $297 million available under our current share repurchase authorization.  Through April 4, 2021, we have repurchased 130,000 shares of common stock under this authorization for a total investment of $3 million.

Full Year 2021 Outlook

The impact that the COVID-19 pandemic will have on the U.S. economy and the company’s fiscal 2021 results is still uncertain. We have adjusted our fiscal 2021 outlook, reflecting our year-to-date performance and our expectations for the remainder of the year:

Full-year 2021 Guidance
52-week to 52-week
Net sales growth	Flat to up slightly
Unit growth	Approximately 20 new stores
Comparable store sales growth	Down low to mid- single digits
Adjusted EBIT	$305M to $325M
Adjusted diluted earnings per share	$1.87 to $2.00
Effective tax rate	Approximately 25%
Capital expenditures	$140M to $160M
(net of landlord reimbursements)

First Quarter 2021 Conference Call

Sprouts will hold a conference call at 2 p.m. Pacific Daylight Time (5 p.m. Eastern Daylight Time) on Thursday, May 6, 2021, during which Sprouts executives will further discuss first quarter 2021 financial results.

A webcast of the conference call will be available through Sprouts’ investor relations webpage located at investors.sprouts.com. Participants should register on the website approximately 15 minutes prior to the start of the webcast.

The conference call will be available via the following dial-in numbers:

•	U.S. Participants: 877-398-9481
•	International Participants: Dial +1-408-337-0130
•	Conference ID: 9758223

The audio replay will remain available for 72 hours and can be accessed by dialing 855-859-2056 (toll-free) or 404-537-3406 (international) and entering the confirmation code: 9758223.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable.   These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management.  See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the impact of the COVID-19 pandemic; the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; accounting standard changes; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts is the place where goodness grows. True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the fastest growing retailers in the country, Sprouts employs approximately 35,000 team members and operates more than 360 stores in 23 states nationwide. To learn more about Sprouts, and the good it brings communities, visit about.sprouts.com.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 4, 2021	March 29, 2020
Net sales	$1,575,447	$1,646,539
Cost of sales	989,273	1,052,707
Gross profit	586,174	593,832
Selling, general and administrative expenses	439,662	436,304
Depreciation and amortization (exclusive of depreciation included in cost of sales)	31,229	31,021
Store closure and other costs, net	2,048	(1,082)
Income from operations	113,235	127,589
Interest expense, net	2,991	4,827
Income before income taxes	110,244	122,762
Income tax provision	27,196	30,952
Net income	$83,048	$91,810
Net income per share:
Basic	$0.70	$0.78
Diluted	$0.70	$0.78
Weighted average shares outstanding:
Basic	118,044	117,545
Diluted	118,607	117,748

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	April 4, 2021	January 3, 2021
ASSETS
Current assets:
Cash and cash equivalents	$256,019	$169,697
Accounts receivable, net	14,488	14,815
Inventories	270,958	254,224
Prepaid expenses and other current assets	35,862	27,224
Total current assets	577,327	465,960
Property and equipment, net of accumulated depreciation	707,039	726,500
Operating lease assets, net	1,043,455	1,045,408
Intangible assets, net of accumulated amortization	184,960	184,960
Goodwill	368,878	368,878
Other assets	15,079	14,698
Total assets	$2,896,738	$2,806,404
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$160,596	$139,337
Accrued liabilities	133,026	143,402
Accrued salaries and benefits	43,735	76,695
Accrued income tax	16,251	—
Current portion of operating lease liabilities	135,797	135,739
Current portion of finance lease liabilities	968	959
Total current liabilities	490,373	496,132
Long-term operating lease liabilities	1,072,897	1,069,535
Long-term debt and finance lease liabilities	260,287	260,459
Other long-term liabilities	45,481	40,912
Deferred income tax liability	60,830	58,073
Total liabilities	1,929,868	1,925,111
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 118,194,576 shares issued and outstanding, April 4, 2021; 117,953,435 shares issued and outstanding, January 3, 2021	118	118
Additional paid-in capital	691,142	686,648
Accumulated other comprehensive income (loss)	(7,230)	(8,474)
Retained earnings	282,840	203,001
Total stockholders' equity	966,870	881,293
Total liabilities and stockholders' equity	$2,896,738	$2,806,404

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 4, 2021	March 29, 2020
Cash flows from operating activities
Net income	$83,048	$91,810
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	31,841	31,600
Operating lease asset amortization	25,816	23,137
Share-based compensation	3,613	2,400
Deferred income taxes	2,757	232
Other non-cash items	207	(768)
Changes in operating assets and liabilities:
Accounts receivable	8,795	12,652
Inventories	(16,733)	22,787
Prepaid expenses and other current assets	(7,747)	(8,652)
Other assets	(1,078)	656
Accounts payable	27,004	80,669
Accrued liabilities	(10,568)	16,492
Accrued salaries and benefits	(32,959)	2,984
Accrued income tax	16,251	28,906
Operating lease liabilities	(28,719)	(30,107)
Other long-term liabilities	3,910	2,274
Cash flows from operating activities	105,438	277,072
Cash flows used in investing activities
Purchases of property and equipment	(16,605)	(28,036)
Cash flows used in investing activities	(16,605)	(28,036)
Cash flows used in financing activities
Payments on revolving credit facilities	—	(87,000)
Payments on finance lease obligations	(163)	(154)
Repurchase of common stock	(3,209)	—
Proceeds from exercise of stock options	881	—
Cash flows used in financing activities	(2,491)	(87,154)
Increase in cash, cash equivalents, and restricted cash	86,342	161,882
Cash, cash equivalents, and restricted cash at beginning of the period	171,441	86,785
Cash, cash equivalents, and restricted cash at the end of the period	$257,783	$248,667

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA, adjusted EBITDA, adjusted EBIT, adjusted net income and adjusted diluted earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.

The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion and adjusted EBITDA as EBITDA excluding the impact of special items. The company defines adjusted EBIT, adjusted net income and adjusted diluted earnings per share by adjusting the applicable GAAP measure to remove the impact of special items.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of adjusted EBITDA to net income for the thirteen weeks ended April 4, 2021 and March 29, 2020 and a reconciliation of EBIT, net income and diluted earnings per share to adjusted EBIT, adjusted net income and adjusted diluted earnings per share for the thirteen weeks ended April 4, 2021 and March 29, 2020:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 4, 2021	March 29, 2020
Net income	$83,048	$91,810
Income tax provision	27,196	30,952
Interest expense, net	2,991	4,827
Earnings before interest and taxes (EBIT)	113,235	127,589
Special items:
Strategic initiatives (1)	—	1,200
Adjusted EBIT	113,235	128,789

Depreciation, amortization and accretion	31,841	31,600
Adjusted EBITDA	$145,076	$160,389

Net income	$83,048	$91,810
Special Items:
Strategic initiatives, net of tax (1)	—	892
Adjusted Net income	$83,048	$92,702
Diluted earnings per share	$0.70	$0.78
Adjusted diluted earnings per share	$0.70	$0.79

Diluted weighted average shares outstanding	118,607	117,748

(1)	Includes professional fees related to strategic initiatives. After-tax impact includes the tax benefit on the pre-tax charge.

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Source: Sprouts Farmers Market, Inc

Phoenix, AZ

5/6/21